Exhibit 24

POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints
Damian C. Georgino, the undersigned's true and lawful attorney-in-fact to:
(1) prepare, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments thereto) for and on behalf of the undersigned with respect to the securities of Heckmann Corporation, a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission (the "SEC") and any
national securities exchange as considered necessary or advisable under Section
16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"), and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms, 3, 4 or 5 or other form or report and timely file such form with the SEC and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of serving in such capacity at the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply or liabilities for failure to comply with Section 16 of the Exchange Act.
This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange
Act.
This Power of Attorney revokes any Power of Attorney previously executed by the undersigned with respect to the undersigned's reporting obligations related to the securities of the Company under the Exchange Act.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 17th day of December, 2010.

/s/ Richard J. Heckmann
Signature

Richard J. Heckmann
Printed Name